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IDS New Dimensions Fund, Inc.
File No. 2-28529/811-1629


                                        Exhibit Index


Exhibit 11:     Independent Auditor's Consent.

Exhibit 17:     Financial Data Schedule.

Exhibit 19(b):  Officers' Power of Attorney.